UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 10, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This filing corrects the Company's earlier filing of October 10, 2008. The original filing contains information previously filed on Form 8-K on September 10, 2008 and should be disregarded in its entirety.

ITEM 8.01	OTHER EVENTS

The Company confirms that it has reached an agreement with its Lender whereby funds will be advanced to the Company to meet ongoing costs and to pay for costs in respect of the distribution of the Extraordinary Dividend.

The Lender has agreed that these loans will be of an unsecured long term nature and that he will no longer require the Company to settle loans advanced through the transfer of shares held by the Company in Hunt Gold Corporation (HGLC.PK) Common Stock.

The Lender has agreed with the Company's Management that the Company must retain their shares in Hunt Gold Corporation (HGLC.PK) Common Stock primarily to make the Company a more attractive candidate for a Reverse Merger in the future and because of the inherent value of these shares in Hunt Gold Corporation (HGLC.PK) Common Stock.

The Lender now concurs with the Company's Management that the protection of stockholder interests is of paramount importance and that stockholder interests should; and indeed must come before those of Lender, in these bleak and turbulent times.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

October 10, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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